UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2007
NORTHWEST PIPELINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7414	87-0269236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Chipeta Way Salt Lake City, Utah (Address of principal executive offices)	84108 (Zip Code)
Registrant’s telephone number, including area code: (801) 583-8800
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On March 5, 2007, Northwest Pipeline Corporation (the “Company”) notified the trustee of its 8 1/8% Senior Notes due 2010 (CUSIP Nos. 667748AJ6 and 667748AK3, the “Notes”) that the Company had elected to redeem, in whole, all $175,000,000 aggregate principal amount of the Notes on April 4, 2007 (the “Redemption Date”), under the optional redemption procedures provided in the Indenture, dated as of March 4, 2003, between the Company and The Bank of New York (as successor trustee to JPMorgan Chase Bank), as trustee. The redemption price for the Notes is 104.063% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date. The Notes must be presented and surrendered to The Bank of New York, as the paying agent, to collect the redemption price.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE CORPORATION
By:	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Corporate Secretary

Dated: March 8, 2007

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